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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TROPICANA ENTERTAINMENT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TROPICANA ENTERTAINMENT INC.
8345 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89113

April 15, 2014

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tropicana Entertainment Inc. (the "Company"), to be held at the offices of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, on Thursday, May 15, 2014, at 1:00 p.m. local time (the "Annual Meeting").

        At the Annual Meeting, you will be asked to consider and vote upon the following matters:

  •
  first, a proposal to elect eight directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  •
  second, a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014;

  •
  third, a proposal on an advisory vote to approve executive compensation; and

  •
  such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

        Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting. The Proxy Statement describes each of these items of business in more detail.

        Your vote is very important regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Anthony P. Rodio
 President and Chief Executive Officer

TROPICANA ENTERTAINMENT INC.
8345 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89113

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2014

To the Stockholders of Tropicana Entertainment Inc.:

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Tropicana Entertainment Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 15, 2014, at 1:00 p.m. local time, at the offices of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, and at any adjournments or postponements thereof (the "Annual Meeting"), for the following purposes, as are more fully described in the accompanying Proxy Statement:

  1.
  to elect eight directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  2.
  to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014;

  3.
  to hold an advisory vote to approve executive compensation; and

  4.
  to transact such other business as may properly come before the Annual Meeting.

        Only holders of record of the Company's common stock at the close of business on April 11, 2014 are entitled to notice of and to vote at the Annual Meeting.

        YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY VIA TELEPHONE OR THE INTERNET AS PROVIDED FOR IN THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS,

William C. Murtha
 Secretary

Las Vegas, Nevada
April 15, 2014

TROPICANA ENTERTAINMENT INC.
8345 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89113

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2014

        This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tropicana Entertainment Inc., a Delaware corporation ("we", "us", "our" or the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of the Company's stockholders to be held on Thursday, May 15, 2014, at 1:00 p.m. local time, at the offices of Brown Rudnick LLP, Seven Times Square, New York, New York 10036, and at any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, holders of the Company's common stock, $0.01 par value per share ("Common Stock"), will be asked to vote upon:

  (i)
  the election of eight directors to serve on the Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  (ii)
  the ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

  (iii)
  an advisory vote to approve executive compensation; and

  (iv)
  any other business that properly comes before the Annual Meeting.

        This Proxy Statement, the accompanying proxy card ("Proxy Card") and the Company's Annual Report on Form 10-K are first being mailed to the Company's stockholders on or about April 21, 2014. The address of the principal executive offices of the Company is 8345 West Sunset Road, Suite 200, Las Vegas, Nevada 89113.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

        Only holders of record of Common Stock at the close of business on April 11, 2014 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. As of the close of business on the Record Date, there were 26,312,500 shares of Common Stock issued and outstanding and entitled to vote. The holders of a majority in voting power of the issued and outstanding shares of Common Stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Each of the Company's stockholders is entitled to one vote for each share of Common Stock held as of the Record Date. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Voting of Proxies; Votes Required

        All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted: (i) "FOR" the election of each director nominee listed on the Proxy Card, (ii) "FOR" the ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, and (iii) "FOR" the proposal regarding an advisory vote to approve executive compensation. The Company's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.

        You may submit your proxy by mail, telephone or the internet. Proxies submitted by any of those methods will be treated in the same manner. If you are a stockholder of record, you may submit your proxy by signing and returning the enclosed Proxy Card by mail, telephone at 1-866-883-3382 or on the internet at www.proxypush.com/tpca. If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other nominee.

        Whether the proxy is submitted by mail, telephone or the internet, any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, at 8345 West Sunset Road, Suite 200, Las Vegas, Nevada 89113, or (ii) attending the Annual Meeting and voting in person. However, the mere presence at the Annual Meeting of the stockholder does not revoke the proxy. If you voted by telephone or the internet and wish to change your vote, you may call the toll-free number or go to the internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.

        Unless revoked as stated above, the shares of Common Stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting.

Abstentions and Broker Non-Votes

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the eight nominees who receive the highest number of votes will be elected as directors. In the election of directors, you may vote "FOR" all of the nominees or indicate on the Proxy Card that you are withholding authority to vote for one or more of the nominees. Votes withheld will have no effect on the outcome of the election of directors. The proposal to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2014, and the advisory vote to approve executive compensation require the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For these items of business, you may vote "FOR," "AGAINST," or "ABSTAIN." The inspector of elections will treat abstentions as shares that are present in person or represented by proxy at the meeting and entitled to vote for purposes of determining a quorum. However, abstentions are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting, and so will have no effect on the ratification of the appointment of our independent registered public accounting firm or the vote to approve our executive compensation on an advisory basis.

        A broker non-vote occurs when a proxy received from a broker or a financial institution indicates that the nominee has not received instructions on a particular proposal and does not have discretionary authority to vote the shares on such proposal. If a broker or other financial institution holds a client's shares in its name and the client does not provide voting instructions to the nominee, that firm has discretion to vote such shares for certain routine matters. Under applicable rules, the ratification of the appointment of our independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with that proposal. On the other hand, the broker or other financial institution that holds a client's shares in its name does not have discretion to vote such shares for non-routine matters. Under applicable rules, the election of directors and the advisory vote on executive compensation are considered non-routine matters and the broker or other financial institution that holds a stockholder's shares in its name may not vote on these items absent instruction from the client. Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but are not considered entitled to vote on the non-routine items. Therefore, broker non-votes will be counted for purposes of determining whether there is a quorum but broker non-votes will have no effect on the outcome of the election of directors or the advisory vote to approve executive compensation because the broker non-votes are not counted for purposes of those proposals and the vote required to pass such proposals is a plurality or majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, as applicable.

Inspector of Election

        A representative of Wells Fargo Shareowner Services, the Company's transfer agent, will tabulate the votes and act as the inspector of election.

Solicitation of Proxies and Expenses

        Proxies are being solicited hereby on behalf of the Company. The Company's current executive officers are participants in the solicitation of proxies. The Company will bear the cost of the solicitation of proxies from its stockholders, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, e-mail or in person. Such directors, officers and employees will not be specifically compensated for such services. Arrangements may also be made with brokers, custodians, nominees, and other record holders to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and other record holders, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in connection therewith.

PROPOSAL 1

ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)

        At the Annual Meeting, holders of Common Stock will be asked to vote on the election of eight directors who will constitute the full Board of Directors. Our Board of Directors is presently comprised of eight members. The Board of Directors, after considering the recommendation of the Nominating and Governance Committee, nominated each of our current directors, Messrs. Daniel A. Cassella, Hunter C. Gary, Carl C. Icahn, James L. Nelson, Daniel A. Ninivaggi, Daniel H. Scott, Anthony P. Rodio and Keith Cozza, for election as directors at the Annual Meeting. Each of these eight nominees has been nominated to serve as a director and to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified.

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the eight individuals who receive the highest number of votes will be elected as directors. Because we did not receive advance notice under our bylaws (the "Bylaws") of any stockholder nominees for director, the 2014 election of directors is an uncontested election. Votes withheld and broker non-votes will have no effect on the election of directors. Your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the eight nominees for director, because the election of directors is not considered a routine matter under applicable rules.

        Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders for a substitute nominee as directed by the Board of Directors.

        There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company, other than as indicated below. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company other than arrangements or understandings with any such director, nominee and/or executive officer acting in his capacity as such. See "—Information Regarding the Director Nominees."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Selection of Nominees for Director

        The Board of Directors seeks directors who will enhance the quality of the Board of Directors' deliberations and decisions. The Nominating and Governance Committee has adopted certain policies regarding director nominations that provide that the Board of Directors shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board of Directors will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Governance Committee will review and evaluate each candidate's character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company's stockholders), as well as the overall composition of the Board of Directors, and recommend to the Board of Directors for its approval the slate of directors to be nominated for election at the annual meeting of the Company's stockholders. In general, the Company seeks a Board of Directors that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

        In considering possible candidates for election as a director, the Nominating and Governance Committee is guided by the principle that each director should:

  •
  be an individual of high character and integrity;

  •
  be accomplished in his or her respective field, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  be able to work with the other members of the Board of Directors and contribute to the success of the Company;

  •
  represent the long-term interests of the Company's stockholders as a whole; and

  •
  be selected such that the Board of Directors represents a diversity of perspectives and a broad range of experiences.

        Each director must be at least 18 years of age. The Nominating and Governance Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

Information Regarding the Director Nominees

        Set forth in the table below are the names, ages and position or positions of our nominees for election as directors as of April 1, 2014. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve on the Board of Directors, if elected.

Name	Age	Position With The Company	Director Since
Carl C. Icahn(c)	78	Chairman of the Board of Directors	2010
Anthony P. Rodio	55	Director and President and Chief Executive Officer	2012
Daniel A. Ninivaggi	49	Director	2011
Daniel A. Cassella(a)	67	Director	2010
Hunter C. Gary(b)	39	Director	2010
James L. Nelson(c)	64	Director	2010
Daniel H. Scott(a)	58	Director	2010
Keith Cozza(b)(c)	35	Director	2014

(a)
Member of the Audit Committee

(b)
Member of the Compensation Committee

(c)
Member of the Nominating and Governance Committee

        Directors are responsible for overseeing the Company's business consistent with their fiduciary duties to stockholders. This responsibility requires highly skilled individuals with various qualities, attributes and professional experience. Set forth below is biographical information of each director nominee of the Company, including a discussion of such director's particular experience, qualifications, attributes or skills that lead us to conclude that such individual should serve as a director of the Company, in light of the Company's business and structure.

        Carl C. Icahn.    Mr. Icahn has served on the Board of Directors since March 2010, has been Chairman of the Board of Directors since March 2010 and is a member of its Nominating and Governance Committee, its Investment Committee and its Financing Committee. Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. From November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been chairman of the board of Icahn

Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion). Mr. Icahn has been: chairman of the board of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; chairman of the board of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since June 2012; a director of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007, and the non-executive chairman of the board of Federal-Mogul since January 2008; President and a member of the executive committee of XO Holdings, a competitive provider of telecom services, since September 2011, and chairman of the board and a director of its predecessors since January 2003; a director of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, since June 2004; and chairman of the board and a director of American Railcar Industries, Inc., a railcar manufacturing company, since 1994. Mr. Icahn was previously: a director of WestPoint Home LLC, a home textiles manufacturer, from October 2005 until December 2011; a director of Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, from July 1993 to July 2010; a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment, from May 2005 to January 2010; a director of Voltari Corporation, a mobile data services provider, from April 2008 to January 2010; a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide, from August 2008 to October 2009; a director of WCI Communities, Inc., a homebuilding company, from August 2007 to September 2009, and was chairman of the board of WCI from September 2007 to September 2009; a director of ImClone Systems Incorporated, a biopharmaceutical company, from September 2006 to November 2008, and was chairman of the board of ImClone from October 2006 to November 2008; chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the former owner and operator of The Sands Hotel and Casino in Atlantic City, from September 2000 to February 2007; chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005; and the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, Nevada, which, until February 2008, was a subsidiary of Icahn Enterprises, from October 1998 to May 2004. Mr. Icahn received his B.A. from Princeton University. Mr. Icahn brings to his role as the Chairman of the Board his significant business experience and leadership role as director in various companies as discussed above. In addition, Mr. Icahn is uniquely qualified based on his historical background for creating value in companies across multiple industries. Mr. Icahn has proven to be a successful investor over the past 40 years.

        Anthony P. Rodio.    Mr. Rodio has served on the Board of Directors and as President and Chief Executive Officer of the Company since May 2012. Mr. Rodio also served as the Company's President and Chief Operating Officer from February 2012 through April 2012 and as President and Chief Executive Officer of the Company's subsidiary, Tropicana Atlantic City Corp. ("Tropicana AC"), from May 2011 through April 2012. Prior to joining the Company, Mr. Rodio served in numerous executive positions in the gaming industry over more than 20 years including serving as General Manager for Penn National Gaming's Hollywood Casino in Lawrenceburg, Indiana from October 2008 through May 2011, President of Colony Capital's AC Hilton and Resorts Atlantic City operations from June 2005 through September 2008, Senior Vice President Finance and later Regional Chief Financial Officer for Harrah's Resort Atlantic City from October 1998 through May 2005, Vice President Finance at Trump Marina from May 1997 through September 1998 and as Vice President Finance for Merv Griffin's Resorts Casino Hotel in Atlantic City between September 1990 and May 1997. Mr. Rodio has also served on the boards of many professional and charitable organizations including Atlantic City Alliance, United Way of Atlantic County, the Casino Association of New Jersey and the Lloyd D. Levenson Institute of Gaming Hospitality & Tourism. Mr. Rodio received his Bachelor of Science Degree in Accounting from Rider University and Master of Business Administration degree from Monmouth

University. Mr. Rodio's extensive experience in the gaming and lodging industries, including the high-level executive positions he has held and his strategic, operational, financial and leadership abilities, together with the insights he has gained from serving as our President and Chief Operating Officer, will provide the Board of Directors with broad and deep knowledge about our industry, our Company and the markets in which we compete.

        Daniel A. Ninivaggi.    Mr. Ninivaggi served as our Interim President from January 2011 through February 2012, as our Interim Chief Executive Officer from January 2011 through April 2012 and has served on the Board of Directors since January 2011, and served as a member of its Nominating and Governance Committee, its Compensation Committee, its Financing Committee and its Investment Committee through March 2014. Mr. Ninivaggi has served as Co-Chief Executive Officer of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, and Chief Executive Officer of Federal-Mogul's Vehicle Components Group, since February 2014. Mr. Ninivaggi was President of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, from April 2010 to February 2014, and its Chief Executive Officer from August 2010 to February 2014. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 to 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009 and emerged in November 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. Mr. Ninivaggi has been a director of: CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; Icahn Enterprises, since March 2012; Tropicana Entertainment Inc., since January 2011; and Federal-Mogul Corporation, since March 2010. Mr. Ninivaggi was previously a director of: American Railcar Industries, Inc., a railcar manufacturing company, from June 2013 to February 2014; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to February 2014; CVR Partners LP, a nitrogen fertilizer company, from May 2012 to February 2014; PSC Metals Inc., a metal recycling company, from April 2012 to February 2014; WestPoint Home LLC, a home textiles manufacturer, from February 2012 to February 2014; Viskase Companies, Inc., a meat casing company, from June 2011 to February 2014; XO Holdings, a competitive provider of telecom services, from August 2010 to February 2014; Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions, from December 2010 to May 2012; and CIT Group Inc., a bank holding company, from December 2009 to May 2011. Icahn Enterprises, American Railcar Industries, CVR Refining, CVR Energy, CVR Partners, PSC Metals, WestPoint Home, Viskase Companies, XO Holdings, Federal-Mogul and Tropicana Entertainment are each indirectly controlled by Carl C. Icahn. Mr. Icahn previously had interests in Lear, Motorola Mobility and CIT Group through the ownership of securities. Mr. Ninivaggi received a B.A. in History from Columbia University in 1986, a Masters of Business Administration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991. Mr. Ninivaggi provides the Board of Directors broad knowledge and experience from his years of experience gained in his role as director at other companies as well as his extensive experience in dealing with legal, finance and operational matters for a variety of companies.

        Daniel A. Cassella.    Mr. Cassella has served on the Board of Directors since July 2010 and is Chairman of its Audit Committee and a member of its Financing Committee. Mr. Cassella retired in 2000 and since then has been an independent gaming consultant. Previously, Mr. Cassella served as Chief Executive Officer and President of Stratosphere Corporation from 1998 to 2000. Between 1980 and 2000, Mr. Cassella held numerous executive level positions in the casino gaming industry, including as President and Chief Executive Officer of Resorts International in Atlantic City, New Jersey,

President and Chief Operating Officer of the Desert Inn in Las Vegas, Nevada, Executive Vice President of the Mirage Casino Resort in Las Vegas, Nevada, and Executive Vice President, Chief Financial Officer, Vice President of Finance and Treasurer at Caesars Palace Hotel and Casino in Las Vegas, Nevada. Mr. Cassella holds a Bachelors of Science in Accounting from Pennsylvania State University. He is also a certified public accountant (inactive). Mr. Cassella's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Cassella's previous experience as chief executive officer and chief financial officer of numerous companies in the gaming and lodging industries and his background in accounting provides the Board of Directors with valuable knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Hunter C. Gary.    Mr. Gary has served on the Board of Directors since March 2010, is a member of its Compensation Committee and, since January 2011, served as a director of Tropicana Entertainment Cayman Holdings Co. Ltd. Since November 2010, Mr. Gary has served as Senior Vice President of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since November 2010. Prior to that time, Mr. Gary has been employed by Icahn Associates Corporation, an affiliate of Icahn Enterprises L.P., in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. From 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group AG, most recently as a Managing Director. Mr. Gary has been a director of: Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, since February 2014; Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since October 2012; Viskase Companies Inc., a meat casing company, since August 2012; PSC Metals Inc., a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; American Railcar Industries, Inc., a railcar manufacturing company, since January 2008; Voltari Corporation, a mobile data services provider, since October 2007; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Federal-Mogul, Viskase Companies, PSC Metals, XO Holdings, Tropicana Entertainment, American Railcar Industries and WestPoint Home each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has non-controlling interests in Cadus and Voltari through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn's wife's daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. . Mr. Gary has extensive experience dealing with operations and oversight matters for a variety of companies which, in addition to his service on other boards, enables him to advise the Board of Directors on a range of matters.

        James L. Nelson.    Mr. Nelson has served on the Board of Directors since March 2010 and is a member of its Nominating and Governance Committee. Mr. Nelson served as a member of our Audit Committee from March 2010 to December 2013. Mr. Nelson has served as a director and member of the audit committee of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P., Inc., since June 2001. Mr. Nelson has served as a director and member of the audit committee of several of our operating segments including Viskase Companies, Inc. from April 2003 through April 2010, American Entertainment Properties Corp. from May 2005 until November 2007, and Atlantic Coast Entertainment Holdings, Inc. from May 2005 until November 2007. Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company from 1986 until 2009. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. From April 2008 to November 2012, Mr. Nelson served as a director and as Chairman of the audit committee of the board of directors of Cequel Communications, an owner and operator of a large cable television system. From April 2010 through November 2013, Mr. Nelson served as a director and member of the audit committee of Take Two Interactive Software, Inc. a publisher, developer, and distributor of video games and video game peripherals, a company in which Carl C. Icahn previously had an interest through the ownership of securities. Since June 2011, Mr. Nelson has served as a director and member of the compensation, governance and strategic alternatives committees of Voltari Corporation (f/k/a Motricity Inc.) (a company in which Mr. Icahn has an interest) and, since January 2012, Chairman of its Board of Directors. From May 2013 to April 2014, Mr. Nelson served as a director of Single Touch Systems, Inc., a technology based mobile solutions provider. Since November 2013, Mr. Nelson has served as a director of VII Peaks Co-Optivist Income BDC II, Inc., an externally managed, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Since April 2014, Mr. Nelson has served as a director of Ubiquity Broadcasting Corporation, a vertically integrated, technology-focused media company. Mr. Nelson brings to his service as a director his significant experience and leadership roles serving as Chief Executive Officer, Director and Chairman of the audit committee of various companies.

        Daniel H. Scott.    Mr. Scott has served on the Board of Directors since May 2010 and is a member of its Audit Committee. Mr. Scott has been an independent gaming consultant and strategic advisor since 2001. Mr. Scott served as a director of Galaxy Gaming, Inc., a Las Vegas based public company from December 2009 to April 2012. From 1995 to 1997, Mr. Scott served as Senior Vice President and Chief Financial Officer of MGM Grand Hotel and Casino in Las Vegas, Nevada. From 1983 to 1995, Mr. Scott served as Vice President and Treasurer of Caesars Palace Hotel and Casino in Las Vegas, Nevada. He holds a degree in business administration from the University of Wisconsin. Mr. Scott is also a certified public accountant. Mr. Scott's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Scott's experience as a certified public accountant and as an executive and chief financial officer of companies in the gaming and lodging industries provides the Board of Directors with valuable knowledge in dealing with financial and operational matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Keith Cozza.    Mr. Cozza has served on the Board of Directors since February 2014 and as a member of its Compensation Committee, Nominating & Governance Committee, Financing Committee and Investment Committee since March 2014. Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since February 2014. Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza served as Controller at Icahn Associates Holding LLC from 2004 to 2006. Prior to that Mr. Cozza was a senior assurance associate at Grant Thornton LLP. Mr. Cozza has been a director of: PSC Metals Inc., a metal recycling company, since February 2014; Herbalife Ltd., a nutrition company, since April 2013; Icahn Enterprises L.P., since September 2012; and XO Holdings, a competitive provider of telecom services, since August 2011. Mr. Cozza was previously a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. CVR Refining, Icahn Enterprises, PSC Metals and XO Holdings are indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton. Mr. Cozza's financial and investment background and his extensive experience managing and directing a variety of companies across many diversified industries enables him to advise the Board of Directors on a wide range of financial, investment and operational matters.

Director Independence and Controlled Company Status

        The Board of Directors has determined that Messrs. Cassella, Nelson and Scott are "independent" as that term is defined under the current rules of the NASDAQ Stock Market LLC ("Nasdaq"). Each of Messrs. Cozza, Gary and Ninivaggi are employed by and/or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn. Mr. Rodio is our President and Chief Executive Officer. Our Board of Directors considered several factors in making the determinations of independence. In particular, as to Mr. Nelson, the directors' analysis included consideration of (i) his current directorships of Icahn Enterprises G.P. and American Entertainment Properties Corp., which are affiliates of, or investments held by, Mr. Icahn and (ii) his prior directorships of various public and private companies affiliated with Mr. Icahn. As to Mr. Cassella, the directors' analysis included consideration of his past employment as Chief Executive Officer and President of Stratosphere Corporation, which was an affiliate of Mr. Icahn. The Board of Directors did not assign any particular weight or importance to any one of these factors but rather considered them as a whole. After considering all of these factors, our Board of Directors concluded that none of Messrs. Cassella, Nelson or Scott had any relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of them satisfied Nasdaq's independence requirements.

        We have made a determination of independence of our directors under Nasdaq's standards solely for purposes of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"). We are not subject to the independence requirements, or any other rule or regulation, of Nasdaq.

        During 2013 and through the date of this Proxy Statement, Mr. Icahn, our principal beneficial stockholder and the chairman of our Board of Directors, controlled more than 50% of the voting power of our Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" below. Consequently, to the extent we were listed on Nasdaq, we would be considered a "controlled company" under applicable Nasdaq rules. Under these rules, a "controlled company" may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that: (i) a majority of the Board of Directors consist of independent directors; (ii) director nominees be selected or recommended for the Board of Director's selection by a majority of the independent directors or by a nominating committee composed solely of independent directors; and (iii) compensation of executive officers be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors.

Stockholder Communications

        Stockholders may contact the Board of Directors by writing to them c/o Secretary, Tropicana Entertainment Inc., 8345 West Sunset Road, Suite 200, Las Vegas, Nevada 89113. All communications addressed to the Board of Directors will be delivered to the Board of Directors. If stockholders desire, they may contact individual members of the Board of Directors, our independent directors as a group, or a particular committee of the Board of Directors by appropriately addressing their correspondence to the same address. In each case, such correspondence will be delivered to the appropriate director(s).

Board Leadership Structure

        Under our Bylaws, the Board of Directors may designate a Chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believes that its flexibility to select its Chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Presently, the Board of Directors has chosen to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Mr. Rodio is our Chief Executive Officer and Mr. Icahn is Chairman of the Board of Directors. We believe this structure is optimal for the Company because it allows Mr. Rodio to focus on the day-to-day operation of the business and coordination of the long and near-term operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the Board of Directors, while allowing Mr. Icahn to focus on leadership of the Board of Directors. Mr. Rodio also serves as a director, an arrangement that the Company believes is effective to ensure that relevant information is made available directly from management to the Board of Directors. This structure optimizes the roles of Chief Executive Officer and Chairman and provides the Company with sound corporate governance practices in the management of its business.

        The Board of Directors has not appointed a lead independent director, however, the Board of Directors maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, and input on meeting agendas. In addition, the Audit Committee is comprised entirely of independent directors.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of its officers and employees, including our President and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Treasurer (who is also our principal accounting officer).

        Our Code of Ethics may be viewed by visiting our website at www.tropicanacasinos.com. Our Code of Ethics may also be obtained by contacting our Secretary at 8345 West Sunset Road, Suite 200, Las Vegas, Nevada 89113. Any amendments to, or grants of any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules will be disclosed on our website promptly following the date of such amendment or waiver.

Board Meetings and Board Committees

        The full Board of Directors had four meetings in 2013. During 2013, each incumbent director of the Company during their term attended at least 75% of the meetings of the Board of Directors (held during the period for which such person has been a director) and the committees of the Board of Directors on which he served (during the periods that such person served).

        Directors are encouraged, but not required, to attend our annual meetings of stockholders. One of our directors attended our 2013 Annual Meeting of Stockholders.

        The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Copies of each of these charters are publicly available on our web site, http://www.tropicanacasinos.com. Printed copies of these documents are also available upon written request to Secretary, Tropicana Entertainment Inc., 8345 West Sunset Road, Suite 200, Las Vegas, Nevada 89113.

Audit Committee

        The Audit Committee of the Board of Directors is currently chaired by Mr. Cassella and consists of Messrs. Cassella and Scott. Mr. Nelson served on the Audit Committee until December 2013. Among its functions, which are specified in its charter, the Audit Committee is responsible for:

  •
  selecting, evaluating and overseeing the Company's auditors;

  •
  evaluating the independence of the Company's independent auditors;

  •
  approving the independent auditor's annual engagement letter and all audit and permitted non-audit services;

  •
  reviewing with the Company's independent auditors their annual audit plan and monitoring the progress and results of such plan;

  •
  reviewing the adequacy of the Company's accounting and internal control policies and procedures;

  •
  overseeing the Company's compliance with legal and regulatory requirements; and

  •
  overseeing the Company's compliance program and compliance committee (the "Compliance Committee") and additional risk oversight.

        The Board of Directors has designated each of Messrs. Cassella and Scott as an "audit committee financial expert" within the meaning of the rules of the SEC. The Board of Directors has determined that each of Messrs. Cassella, Nelson and Scott are "independent" as that term is defined under applicable rules of the SEC and current Nasdaq rules. The Audit Committee met four times in 2013. In carrying out its purposes and responsibilities, the Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

Compensation Committee

        The Compensation Committee of the Board of Directors currently consists of Messrs. Cozza and Gary. Mr. Ninivaggi served on the Compensation Committee during 2013, until his resignation from the Compensation Committee in March 2014. Upon Mr. Ninivaggi's resignation, Mr. Cozza was appointed as a member of the Compensation Committee. The Board has determined that Messrs. Ninivaggi, Gary and Cozza are not "independent" as that term is defined under current Nasdaq rules. As described above, the compensation of our executive officers is not required to be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors. Among its functions, which are specified in its charter, the responsibility of the Compensation Committee includes:

  •
  reviewing and approving all compensation arrangements for each executive officer and certain other employees, including each named executive officer;

  •
  overseeing, administering and approving the grants and terms of any incentive, stock or other equity based compensation plan; and

  •
  reviewing and providing recommendations to the Board of Directors regarding compensation paid to any member of the Board of Directors.

        The Compensation Committee met four times in 2013. The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee when it deems appropriate. In carrying out its purposes and responsibilities, the

Compensation Committee has authority to retain any independent consultant, accountant, legal counselor or other advisor on matters of employment, executive compensation, employee benefits or such other areas of expertise as the Compensation Committee deems necessary. For a discussion of our executive compensation practices and the role of the Compensation Committee in compensation matters, see "Executive Compensation—Compensation Discussion and Analysis" below.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors is currently chaired by Mr. Icahn and consists of Messrs. Icahn, Nelson and Cozza. Mr. Ninivaggi served on the Nominating and Governance Committee during 2013, until his resignation from the Nominating and Governance Committee in March 2014. Upon Mr. Ninivaggi's resignation, Mr. Cozza was appointed as a member of the Nominating and Governance Committee. The Board of Directors has determined that Messrs. Icahn, Ninivaggi and Cozza are not "independent," and that Mr. Nelson is "independent," as that term is defined under current Nasdaq rules. As described above, our director nominees are not required to be selected or recommended for the Board of Director's selection by a majority of the independent directors or by a nominating committee composed solely of independent directors. Among its functions, which are specified in its charter, the responsibility of the Nominating and Governance Committee includes:

  •
  establishing procedures for the selection of directors;

  •
  identifying, evaluating and recommending to the Board of Directors candidates for election or re-election as directors;

  •
  recommending to the Board of Directors candidates to fill vacancies on the Board of Directors;

  •
  in consultation with the Chairman of the Board of Directors and the Chief Executive Officer of the Company, developing and recommending to the Board of Directors a set of corporate governance guidelines and principles; and

  •
  ensuring that management is evaluated regularly, either by the Nominating and Governance Committee, by another committee of the Board of Directors or by the directors.

        The Nominating and Governance Committee held one meeting in 2013.

        The Nominating and Governance Committee's policy is to identify potential nominees based on suggestions from the Company's Chief Executive Officer, members of the Nominating and Governance Committee, other members of the Board, other executive officers, stockholders, outside search firms and other consultants retained by the Nominating and Governance Committee, if any, and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board of Directors may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

        The Nominating and Governance Committee will consider recommendations for nomination of directors from the Company's stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to the Company's Secretary. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

        In addition to information regarding the nominating stockholder as set forth in the Bylaws, such stockholder's notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

  •
  the name, age, business address and residence address of such individual,

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  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual,

  •
  the date such shares were acquired and the investment intent of such acquisition,

  •
  whether such stockholder believes any such individual is, or is not, "independent" as set forth in the requirements established by any stock market on which the Company's securities may be listed or, if the Company's securities are not listed on any stock market, as set forth in the requirements established by Nasdaq (solely for purposes of complying with the rules and regulations of the SEC), and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make either such determination, and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

        Any such submission must be accompanied by the written consent of the individual whom the stockholder proposes to nominate to (i) being named in the proxy statement as a nominee, (ii) serving as a director if elected and (iii) complying with all applicable gaming laws and regulations required of directors of the Company. The Company will forward all properly submitted nominations to the Nominating and Governance Committee for consideration. The Nominating and Governance Committee may, but will not be required to, consider nominations not properly submitted in accordance with this policy. The Nominating and Governance Committee may request further information and documentation from any proposed nominee or from any stockholder proposing a nominee. All nominees properly submitted to the Company (or which the Nominating and Governance Committee otherwise elects to consider) will be evaluated and considered by members of the Nominating and Governance Committee using the same criteria as nominees identified by the Nominating and Governance Committee itself.

The Board's Role in Risk Oversight

        The Board of Directors has an active role in overseeing and monitoring the Company's areas of risk. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has assigned certain areas of risk primarily to designated committees, which report back to the full Board of Directors. The Board of Directors regularly reviews information regarding the Company's risks relating to political, regulatory, construction, operations, succession planning, catastrophic events and general financial conditions. The Audit Committee is primarily responsible for the oversight of credit, related party, construction and general financial risks and oversees the Compliance Committee, a regulatory compliance committee comprised of two members of the Company's senior management and one independent member. The Compliance Committee primarily oversees risks relating to regulatory, security and political compliance. The Compensation Committee is primarily responsible for monitoring risks relating to the Company's compensation policies and practices to determine whether they create risks that may have a material adverse effect on the Company. The Board of Directors, in consultation with management and the Company's outside auditors, has identified specific areas of risk including: regulatory compliance, legislative and political conditions, capital availability, liquidity and general financial conditions, gaming credit extension and collection, construction, catastrophic events and succession planning.

        Throughout the year, the Board of Directors and the relevant committees receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board of Directors and the relevant committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

        The Company believes that the extent of its Board of Directors' (and its committees') role in risk oversight complements its Board of Directors' leadership structure because it allows the Company's independent directors, through the Audit Committee, to exercise oversight of risk without any conflict that might discourage critical review.

Director Compensation

2013 DIRECTOR COMPENSATION

        The following table discloses the compensation for each non-employee director who served on our Board of Directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Daniel A. Cassella	50,000	50,000
Daniel A. Ninivaggi	—	—
Hunter C. Gary	—	—
Carl C. Icahn	—	—
James L. Nelson	—	—
Daniel H. Scott	50,000	50,000
Keith Cozza	—	—

  Discussion of 2013 Director Compensation Table

        Each independent director of our Board of Directors was entitled to an annual fee of $50,000 (including service on certain committees of the Board of Directors). Mr. Nelson waived his annual fee. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board of Directors and committee meeting.

Compensation Committee Interlocks and Insider Participation

        Messrs. Ninivaggi and Gary served on the Compensation Committee in 2013. Other than Mr. Ninivaggi, who served as Interim Chief Executive Officer from January 2011 to April 2012 and was appointed to our Compensation Committee effective May 1, 2012, none of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function or, in the absence of any such committee, the board) of any other entity, one of whose executive officers served as a director of the Company or as a member of the Company's Compensation Committee during 2013.

Executive Officers

        Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive

Compensation—Compensation Discussion and Analysis" below. Set forth below are the names, ages, position or positions, and biographical information of our executive officers:

Name	Age	Position
Anthony P. Rodio	55	President and Chief Executive Officer
Lance J. Millage	45	Executive Vice President, Chief Financial Officer and Treasurer
William C. Murtha	58	Senior Vice President, General Counsel and Secretary

        For Mr. Rodio's biographical information, see "—Information Regarding the Director Nominees" above.

        Lance J. Millage.    Mr. Millage served as our Executive Vice President, Chief Financial Officer and Secretary from February 2011 through November 2011 and, since November 2011, has served as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Millage was originally appointed to the position of our Treasurer in November 2009. From November 2009 to February 2011, Mr. Millage served as our Senior Vice President, Finance. Mr. Millage served as Senior Vice President, Finance and Treasurer at Tropicana Entertainment Holdings, LLC, a predecessor of the Company, from November 2009 through March 8, 2010. Prior to accepting his position with Tropicana Entertainment Holdings, LLC, Mr. Millage was with Resorts International Holdings, LLC, a company that strategically purchases and resells casino properties, since 2005 as the Senior Vice President and Corporate Controller and prior to that the Assistant General Manager and CFO for their Resorts East Chicago property, where he oversaw the operations of the company. Prior to that Mr. Millage was the Managing Director of Casino Operations for the Nevada region for Hyatt Gaming Services from 2004 to 2005, where he directed and coordinated gaming operations. Mr. Millage has over 20 years of experience in the casino and hospitality industry with Resorts International Holdings, LLC, Hyatt Gaming Services and Harrah's Entertainment serving in key financial positions combined with general management responsibilities. Mr. Millage graduated from the University of Missouri—St. Louis with a Bachelor of Science in Accounting.

        William C. Murtha.    Mr. Murtha joined the Company in September 2011 as Corporate Counsel and has served as our Senior Vice President, General Counsel and Secretary since November 2011. Mr. Murtha has over 25 years of experience in the casino and resort hospitality industry, having worked in a legal capacity for a number of gaming companies. Prior to joining Tropicana, Mr. Murtha was Senior Vice President and Corporate Counsel for Kerzner International from 1997 to 2009, Vice President and General Counsel for Resorts International Hotel, Inc. from 1994 to 1997, Vice President and General Counsel for the Casino Association of New Jersey from 1990 to 1993 and Assistant Corporate Counsel for Resorts International, Inc. from 1986 to 1990. Mr. Murtha has served on the Board of Directors of the AIDS Resource Foundation for Children, a not-for-profit corporation, since 2010 and also served on the Board of Trustees for the International Association of Gaming Advisors from 2002 to 2010. Mr. Murtha received his Bachelor of Arts degree in Political Science from Rutgers University in 1977 and his Juris Doctorate degree from Seton Hall University School of Law in 1984.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Exchange Act, the Company's directors and executive officers, and any persons holding 10% or more of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Based solely upon a review of reports filed by such persons, the Company believes that each of its directors, executive officers and any persons holding 10% or more of its Common Stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2013.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows the beneficial ownership of our Common Stock as of April 1, 2014 (unless otherwise noted) of each person who we know beneficially owns more than 5% of our Common Stock, our directors and named executive officers (as that term is used below under "Executive Compensation"), and all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds that are exercisable or convertible within 60 days of as of April 1, 2014, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person.

        Except as otherwise indicated, the business address for each of the following persons is 8345 West Sunset Road, Suite 200, Las Vegas, NV 89113.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Funds under the management of Ares Management LLC(2)	1,675,594	6.37%
Icahn Enterprises Holdings L.P.(3)	17,862,706	67.89%
Daniel A. Cassella	—	0%
Hunter C. Gary	—	0%
Carl C. Icahn(3)	17,862,706	67.89%
Anthony P. Rodio	—	0%
Lance J. Millage	—	0%
William C. Murtha	—	0%
James L. Nelson	—	0%
Daniel A. Ninivaggi	—	0%
Daniel H. Scott	—	0%
Keith Cozza	—	0%
All directors and executive officers as a group (12 persons)	17,862,706	67.89%

*
Less than one percent.

(1)
Based on 26,312,500 shares of Common Stock outstanding as of April 1, 2014.

(2)
Ares Management LLC ("Ares Management") directly or indirectly manages certain investment vehicles that hold in the aggregate 1,675,594 shares of our Common Stock. No single one of such investment vehicles beneficially owns five percent or more of our Common Stock. Ares Management is indirectly controlled by Ares Partners Management Company LLC ("APMC"). APMC is managed by an executive committee comprised of Messrs. Michael Arougheti, David Kaplan, Gregory Margolies, Antony Ressler and Bennett Rosenthal. Each of the members of the executive committee of APMC, and Ares Management and the partners, members, employees and managers of Ares Management disclaims beneficial ownership of our Common Stock, except to the extent of such person's pecuniary interest therein. Each of the members of the executive committee of APMC, the Ares Entities (as such term is defined in the Ares 13G)(other than each Ares Recordholder (as such term is defined in the Ares 13G)) with respect to the Common

  Stock owned by it) and the directors, officers, partners, stockholders, members and managers of the Ares Entities expressly disclaims beneficial ownership of any shares of Common Stock, except to the extent of any pecuniary interest therein. The address for Ares Management and the investment vehicles that hold the shares of our Common Stock is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067. Information for the persons listed above is based on information contained in a Schedule 13G filing made by such persons with the SEC on February 13, 2014 (the "Ares 13G").

(3)
Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings") directly beneficially owns 17,862,706 shares of our Common Stock. Beckton Corp. ("Beckton") is the sole stockholder of Icahn Enterprises G.P., which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of Icahn Enterprises Holdings, Icahn Enterprises G.P. and Beckton. In addition, Mr. Icahn is the indirect holder of approximately 93% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises G.P. is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. Icahn Enterprises Holdings has sole voting power and sole dispositive power with regard to 17,862,706 shares of our Common Stock. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to all such shares. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn, by virtue of their relationships to Icahn Enterprises Holdings (as disclosed above), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares that Icahn Enterprises Holdings directly beneficially owns. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. The address for Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700, New York, New York 10153. The address for Icahn Enterprises Holdings, Icahn Enterprises G.P. and Beckton is 445 Hamilton Avenue, Suite 1210, White Plains, New York 10601. Information for the persons listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to us.

Compensation Policies and Practices As They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company's Code of Ethics requires that the Company obtain the approval of the Audit Committee before entering into any contract or other arrangement on behalf of the Company that constitutes a "related-party" transaction (as defined in Item 404 of Regulation S-K promulgated by the SEC). Such transactions are brought to the attention of the Audit Committee by management or the affected related person. In its review and determination, the Audit Committee considers all relevant facts and circumstances, such as the business interest of the Company in such transaction, the benefits to the Company of the transaction, whether the terms of the transaction are no less favorable than those available with unrelated third parties and the nature of the related party's interest in such transaction.

        Other than the transactions described below, for the last fiscal year there has not been, nor is there currently proposed, any transaction, as defined by the SEC:

  •
  to which we are or will be a participant;

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any related person, as defined by the SEC, had or will have a direct or indirect material interest.

        We believe that each of the transactions described below is on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Insight Portfolio Group LLC (formerly known as Icahn Sourcing, LLC)

        Icahn Sourcing, LLC ("Icahn Sourcing") is an entity formed and controlled by Mr. Icahn in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating rates with a wide range of suppliers of goods, services and tangible and intangible property. The Company was a member of the buying group in 2013 and, as such, was afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing had negotiated rates and terms. Icahn Sourcing did not guarantee that the Company would purchase any goods, services or property from any such vendors, and the Company was under no obligation to do so. Prior to December 31, 2012, the Company did not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement.

        In December 2012, Icahn Sourcing advised the Company that effective January 1, 2013 it would restructure its ownership and change its name to Insight Portfolio Group LLC ("Insight Portfolio Group"). In connection with the restructuring, the Company acquired a minority equity interest in Insight Portfolio Group and agreed to pay a portion of Insight Portfolio Group's operating expenses in 2013. The Company paid approximately $264,000 to Insight Portfolio Group in 2013. In addition to the minority equity interest held by the Company, a number of other entities with which Mr. Icahn has a relationship also acquired equity interests in Insight Portfolio Group and also agreed to pay certain of Insight Portfolio Group's operating expenses in 2013. The Company may purchase a variety of goods and services as a member of the buying group at prices and on terms that the Company believes are more favorable than those which would be achieved on a stand-alone basis.

XO Communications Services, Inc.

        On May 21, 2010, Tropicana AC entered into a service order agreement with XO Communications Services, Inc. and its affiliates (collectively, "XO Services") with respect to support and maintenance services for Tropicana AC's current private branch telephone exchange system. Mr. Icahn, our Chairman and controlling stockholder, is chairman and controlling stockholder of XO Holdings, Inc., XO Services' parent company. In exchange for these services, in 2013 we paid, and have continued to pay, XO Services monthly fees of $8,000 on a month-to-month basis. In addition, we have a service order agreement with XO Services with respect to support and maintenance services for certain of our properties' current private branch telephone exchange systems. In exchange for these services, we pay XO Services monthly fees of approximately $7,500. From time to time, we may enter into additional agreements with XO Services with respect to support and maintenance of private branch telephone exchange systems and voice over internet protocol systems.

WestPoint International, LLC (formerly, WestPoint International, Inc.)

        From time to time, we and certain of our subsidiaries purchase sheets, towels and other products on a purchase order basis from WestPoint International, LLC (formerly, WestPoint International, Inc. or "WPI"). WPI is an indirect wholly owned subsidiary of Icahn Enterprises, which is indirectly controlled by Mr. Icahn, our Chairman and controlling stockholder. In 2013 we and our subsidiaries purchased approximately $261,000 in the aggregate from WPI.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Background

        We formed to acquire certain assets of Tropicana Entertainment Holdings, LLC ("TEH") and certain of its subsidiaries pursuant to their plan of reorganization under Chapter 11 of Title 11 of the United States Code (the "Plan"). We also acquired certain other entities, all of which were part of the same plan of reorganization as TEH (collectively, the "Predecessors"). In addition, we acquired certain assets of Adamar of New Jersey, Inc. ("Adamar"), an unconsolidated subsidiary of TEH, including Tropicana AC. On May 5, 2008, the Predecessors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The reorganization of the Predecessors and the acquisition of Tropicana AC were consummated and became effective on March 8, 2010 (the "Effective Date"), at which time we acquired certain assets of Adamar and several of the Predecessors' gaming properties and related assets. Prior to the Effective Date, we conducted no business, other than in connection with the reorganization of the Predecessors and the acquisition of Tropicana AC, and had no material assets or liabilities.

        Because we commenced operations on the Effective Date, we do not have a history of executive officer compensation practices for preceding fiscal years. Until the Effective Date, our employees and executive officers did not receive any compensation from us. On the Effective Date, the employees and executive officers of TEH became our employees and executive officers and began to receive the compensation from us, which they had previously received as employees or executive officers of TEH, respectively.

        The Compensation Committee oversees our executive compensation programs. As noted previously in this Proxy Statement, the compensation of our executive officers is not required to be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors. The current members of the Compensation Committee are Messrs. Cozza and Gary, both of whom are employees of companies affiliated with Mr. Icahn. The Compensation Committee may, at its discretion, consult with our Chief Executive Officer and, in certain circumstances, other executive officers, regarding compensation matters, as described further below under the heading "Overview of Compensation Committee—Role of the Chief Executive Officer".

        The Company's management and the Compensation Committee believe that an executive's total compensation package should attract and retain key leadership to the Company and motivate those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers, and employees.

        Our Compensation Discussion and Analysis provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs and the factors we considered in making those decisions. Later in this section, under the heading "Summary Compensation Table," we include specific information about the compensation earned by the following individuals, whom we refer to as our "named executive officers":

  •
  Anthony P. Rodio, who has been our President and Chief Executive Officer since May 2012, served as our President and Chief Operating Officer from February 2012 through April 2012 and served as the President and Chief Executive Officer of Tropicana AC from May 2011through May 2012; and

  •
  Lance J. Millage, who has been one of our executive officers since the Effective Date, serving in various roles, and is currently our Executive Vice President, Chief Financial Officer and Treasurer; and

  •
  William C. Murtha, who has been our Senior Vice President, General Counsel and Secretary since November 2011.

        Our "named executive officers" are determined in accordance with SEC rules and this Compensation Discussion and Analysis, the Summary Compensation Table and accompanying disclosure below address historical compensation paid to our "named executive officers" in accordance with such rules.

        This discussion is intended to help you understand the compensation information presented in tabular form below and to put that information into the context of our overall compensation program.

Compensation Philosophy

        Because we commenced operations on the Effective Date, we do not have a historical compensation philosophy that is reflected by a long-term compensation program. Our current compensation structure was originally designed to attract and retain our named executive officers in connection with our successful emergence from the reorganization of the Predecessors and the acquisition of Tropicana AC. It is the intent of our Compensation Committee to continue to design and put in place a comprehensive program of compensation and benefits that will reward our named executive officers for both their current and their long-term contributions to the Company and the Company's present and future performance. Our current levels of cash compensation for our named executive officers are intended to be competitive with other similarly sized and situated casino hotel companies. We seek to provide compensation that is commensurate with performance and calibrate incentive opportunities to generate less-than median awards when goals are not fully achieved and greater-than-median awards when performance goals are exceeded.

Compensation Program Design

        We are considering a number of compensation and benefit programs for the named executive officers that may be implemented in the future in order to ensure that the total compensation paid to our named executive officers going forward is reasonable, competitive and consistent with market practice and the goals of delivering results to our stockholders, incentivizing both short and long-term performance and aligning the interests of our executives with those of our stockholders. The compensation structure inherited from TEH is not necessarily indicative of how we will compensate our executive officers as we continue to develop and implement our compensation policies and processes.

Overview of Compensation Committee

        Our Compensation Committee is responsible for, among other things, overseeing our executive compensation and benefit programs, establishing the base salary, incentive compensation, equity awards, as applicable, and any other compensation for named executive officers, including our Chief Executive Officer, and reviewing and approving the Chief Executive Officer's recommendations for the compensation of certain named executive officers reporting to him. The Compensation Committee's intent is that the total compensation paid to our named executive officers is reasonable, competitive and consistent with market practice and the goal of delivering results to our stockholders.

        Role of the Chief Executive Officer.    It is expected that the Compensation Committee will consider the recommendations of the Chief Executive Officer regarding setting named executive officers' performance objectives, evaluating the actual performance of each named executive officer against those objectives through the performance review process and recommending appropriate salary and incentive awards through the compensation review process. The Chief Executive Officer participates in Compensation Committee meetings at the request of the Compensation Committee. Other members of our management team as well as certain advisors may attend Compensation Committee meetings at the request of the Compensation Committee.

        Role of Compensation Consultants.    Neither the Compensation Committee nor Company management used an outside compensation consultant to determine or recommend the amount or form of executive or director compensation during 2013.

Results of Stockholder Advisory Vote on Executive Compensation.

        In reviewing our 2013 compensation decisions and policies, our Compensation Committee considered the results of our stockholders' advisory vote to approve our executive compensation, which was conducted at our annual meeting of stockholders in May 2013. In the proxy statement provided to stockholders in connection with our 2013 annual meeting, the Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the 2013 annual meeting and entitled to vote thereon was required for advisory approval of this proposal. Over 99% of such shares were voted to approve, on an advisory basis, our executive compensation. Our Compensation Committee considered this vote as supportive of our compensation decisions and policies.

        Further, our Compensation Committee considered the results of our stockholders' advisory vote on whether future advisory votes to approve our executive compensation should occur every one, two or three years. In the proxy statement provided to stockholders in connection with our 2011 annual meeting, the Board of Directors recommended that the stockholders vote in favor of an annual vote on this proposal. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote thereon was required for advisory approval of this proposal. Over 97% of such shares were voted to approve, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis. Our Compensation Committee considered this vote as supportive of our recommendation and continues to believe that an annual advisory vote to approve our executive compensation is appropriate.

2013 Executive Compensation Components

        Set forth below is a discussion of the individual components of our fiscal 2013 compensation program for our named executive officers to promote our pay-for-performance philosophy and compensation goals and objectives.

        Base Salary.    We provided our named executive officers with a base salary which we believe was competitive and that corresponded and fairly related to their status and accomplishments, both professionally and within the industry. Individual base salaries were established based on the named executive officers' historical performance and anticipated future contribution to us. Salaries are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels and other subjective factors.

        Annual Cash Incentive Compensation.    Historically, our named executive officers have been offered annual incentive awards in the form of cash performance bonuses to encourage and reward achievement of our business goals and attract and retain executives. Year-end bonuses are usually determined after the end of our fiscal year and are based on an assessment of the executive officer's achievement of certain individual performance goals and the achievement of certain operating, financial and other corporate goals. During 2013, we did not maintain a formal annual incentive plan. However, the Compensation Committee awarded discretionary cash incentive payments based on individual, corporate and property level performance, based on recommendations of our Chief Executive Officer.

        Long-Term Incentive Compensation; Equity Incentive Compensation.    We do not currently offer long-term incentive compensation or equity incentive compensation to our named executive officers. However, as we develop the compensation and benefit programs for the named executive officers that we expect to be implemented in the future, we may consider offering additional long-term incentive and performance based incentive compensation to our named executive officers, which may include an equity incentive compensation component.

        Pension; 401(k) Plan Benefits.    The Company offers a defined contribution 401(k) plan, which covers substantially all employees who are not covered by a collective bargaining agreement and who satisfy certain age and length of service requirements. Plan participants can elect to defer before-tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The plan allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation, with the exception of Tropicana AC which allows for an employer contribution up to 50% of the employees contributions that are based on up to 6% of the employee's before-tax earnings. TEH elected to suspend the employer contribution effective May 1, 2009 with the exception of Casino Aztar Evansville. In September 2010, the Company suspended the employer contributions at Tropicana AC. The Company does not sponsor a defined benefit plan. We do not currently offer guaranteed retirement, pension benefits or other significant perquisite benefits to our named executive officers.

        Nonqualified Deferred Compensation Arrangements.    We do not currently offer a nonqualified deferred compensation plan or program for the benefit of our named executive officers.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

  Compensation Committee*
  Keith Cozza
  Hunter C. Gary
  Daniel A. Ninivaggi

  *
  Daniel A. Ninivaggi served on the Compensation Committee during 2013, until his resignation from the Compensation Committee in March 2014. Upon Mr. Ninivaggi's resignation, Mr. Cozza was appointed as a member of the Compensation Committee.

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding compensation earned by our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(a)		Non-Equity Incentive Plan Compensation ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Anthony P. Rodio(d)	2013	$416,827	$—		$150,000	$10,108	$576,935
President and Chief Executive	2012	418,756	—		150,000	1,014	569,770
Officer	2011	207,696	25,000	(e)	100,000	25,170	357,866
Lance J. Millage	2013	$340,000	$—		$100,000	$542	$440,542
Executive Vice President, Chief	2012	340,000	—		100,000	368	440,368
Financial Officer and Treasurer	2011	340,000	—		120,000	6,929	466,929
William C. Murtha(f)	2013	$279,616	$—		$100,000	$6,665	$386,281
Senior Vice President, General	2012	271,923	—		100,000	1,141	373,064
Counsel and Secretary	2011	57,692	—		10,000	159	67,851

(a)
Amounts shown are the salary, bonus and non-equity incentive plan compensation amounts earned for each fiscal year without consideration as to the year of payment.

(b)
Represents awards of annual cash incentive compensation.

(c)
Represent payments for accrued vacation time and the taxable income related to payment of premiums for group term life insurance in excess of $50,000 and, for Mr. Rodio, approximately $24,757 in relocation expenses paid by the Company in 2011.

(d)
Mr. Rodio began his employment with our subsidiary, Tropicana AC, in May 2011 as its President and Chief Executive Officer. From February 2012 through April 2012 Mr. Rodio served as the Company's President and Chief Operating Officer and in May 2012 Mr. Rodio was appointed to the position of President and Chief Executive Officer. In 2011, Mr. Rodio's base salary was $360,000 on an annualized basis.

(e)
Represents a cash signing bonus.

(f)
Mr. Murtha was appointed to the position of Senior Vice President, General Counsel and Secretary in November 2011. In 2011, Mr. Murtha's base salary was $250,000 on an annualized basis.

Employment Agreements

        The Company does not currently have any employment agreements with any of its named executive officers.

Grants of Plan-Based Awards

        The Company had no equity or non-equity incentive plans as of December 31, 2013 and did not grant any stock or option awards in 2013.

Outstanding Equity Awards at Fiscal Year-End

        The Company had no outstanding equity awards as of December 31, 2013.

Option Exercises and Stock Vested

        The Company had no option exercises or stock vested during the year ended December 31, 2013.

Pension Benefits

        The Company had no defined benefit plan or supplemental executive retirement plan as of December 31, 2013.

Nonqualified Deferred Compensation

        The Company had no nonqualified deferred compensation arrangements as of December 31, 2013.

Potential Payments Upon Termination or Change-In-Control

        We had no agreements or arrangements, written or unwritten, that provided for any payment to our named executive officers at or in connection with any termination of their employment, or a change-in-control, as of December 31, 2013.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item No. 2 on Proxy Card)

        The Audit Committee has appointed and the Company intends to engage Grant Thornton as the Company's independent registered public accounting firm and to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2014 and the Company's effectiveness of internal control over financial reporting as of December 31, 2014. This appointment is being presented to stockholders for ratification at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Company is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Grant Thornton is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if Grant Thornton desires and will be available to respond to appropriate questions.

        The action of the Audit Committee in appointing Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 will be ratified upon the approval of the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. An abstention will have no effect on the ratification of the appointment of our independent registered public accounting firm. The ratification of the Audit Committee's appointment of Grant Thornton as the Company's independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

Audit and Related Fees

Fees Paid to Independent Auditors

        The following table sets forth the fees billed to us for professional audit services rendered by Grant Thornton for the years ended December 31, 2013 and 2012.

	Aggregate Fees
Category	2013	2012
	(in thousands)
Audit Fees	$885	$877
Audit Related Fees	7	24
Tax Fees	—	—
All Other Fees	—	—

Audit Fees

        Audit fees include the aggregate fees paid or accrued for professional services rendered for the Company's annual audit, the quarterly reviews of the Company's financial statements and audit services provided in connection with other regulatory or statutory filings including services related to SEC registration filings.

Audit Related Fees

        Audit related fees include the aggregate fees paid or accrued for professional services rendered in connection with any assurance or related services (such as internal control reviews, attest services that are not required by statute or regulation). The amount shown above in the table is the aggregate amount of audit-related fees billed by Grant Thornton in 2013 and 2012.

Tax Fees

        Tax fees include the aggregate fees paid or accrued for tax preparation and compliance, tax research and tax planning. Grant Thornton did not perform any services for the Company related to tax preparation and compliance, tax research or tax planning in 2013 or 2012.

All Other Fees

        Except as described above, Grant Thornton did not bill the Company for any fees for, or deliver or render to the Company, any other products or services in 2013 or 2012.

Audit Committee Pre-Approval Policies and Procedures

        All of the fees described in the table above were pre-approved by the Audit Committee in 2013 and 2012. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate, or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

Audit Committee Report

        The Audit Committee has confirmed that: (1) the Audit Committee reviewed and discussed our 2013 audited financial statements with management; (2) the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU§380); (3) the Audit Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board

Standard No. 1 and has discussed with Grant Thornton its independence from the Company and (4) based on the review and discussions referred to in clauses (1), (2) and (3) above, the Audit Committee recommended to the Board of Directors that our 2013 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

        This report is provided by the following independent directors, who currently constitute the Audit Committee:

  Mr. Cassella
  Mr. Scott

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 3 on Proxy Card)

        We are requesting stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers. As described in the Compensation Discussion and Analysis section of this Proxy Statement ("CD&A"), the Compensation Committee's goal in setting executive compensation is to provide our executives with a total compensation package that attracts and retains key leadership to the Company and motivates those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers and employees. Stockholders are encouraged to read the CD&A, as well as the Summary Compensation Table and other related compensation disclosure which describe the compensation of our named executive officers in fiscal 2013. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for advisory approval of this proposal. Neither abstentions nor broker non-votes will have any effect on the vote to approve our executive compensation on an advisory basis.

        In accordance with Section 14A of the Exchange Act ("Section 14A"), which was enacted into law as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are asked to approve the following advisory resolution:

  RESOLVED, that the stockholders of Tropicana Entertainment Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation disclosure included in this Proxy Statement.

        This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2015 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Company's charter and Bylaws. The Company expects that the 2015 Annual Meeting of Stockholders will be held in May 2015, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no later than December 22, 2014 in order to be included in the Company's proxy statement and proxy card for the 2015 Annual Meeting of Stockholders.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director for consideration at the 2015 Annual Meeting of Stockholders under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 15, 2015 and no later than March 17, 2015 in order to be considered at the 2015 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 14 of Article II of the Bylaws.

        The deadline for submitting notice of a stockholder's other proposal for consideration at the 2015 Annual Meeting of Stockholders, under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 15, 2015 and no later than March 17, 2015 in order to be considered at the 2014 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 15 of Article II of the Bylaws.

 FORM 10-K AND OTHER MATTERS

        The Company's Annual Report on Form 10-K, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Committee Report," the "Audit Committee Report" and the Company operated websites referenced in this Proxy Statement shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2013 TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO TROPICANA ENTERTAINMENT INC., 8345 WEST SUNSET ROAD, SUITE 200, LAS VEGAS, NV 89113, ATTENTION: SECRETARY.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014: The Notice of Annual Meeting, this Proxy Statement and the accompanying Annual Report on Form 10-K are available at https://materials.proxyvote.com/89708X.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
William C. Murtha Secretary

April 15, 2014

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/tpca Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 14, 2014. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 14, 2014. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 TROPICANA ENTERTAINMENT INC. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Election of directors: 01 Daniel A. Cassella 05 Daniel A. Ninivaggi Vote FOR Vote WITHHELD 02 Hunter C. Gary 06 Daniel H. Scott all nominees from all nominees 03 Carl C. Icahn 07 Anthony P. Rodio (except as marked) 04 James L. Nelson 08 Keith Cozza (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. For Against Abstain 3. Advisory resolution to approve executive compensation. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Please detach here

Tropicana Entertainment Inc. 8345 West Sunset Road, Suite 200 Las Vegas, Nevada 89113 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2014. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Anthony P. Rodio, Lance J. Millage and William C. Murtha, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments. See reverse for voting instructions. TROPICANA ENTERTAINMENT INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 15, 2014 1:00 p.m., New York City time Brown Rudnick LLP Seven Times Square New York, New York 10036

QuickLinks

ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS (Item No. 1 on Proxy Card)
2013 DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item No. 2 on Proxy Card)
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION (Item No. 3 on Proxy Card)
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2015 ANNUAL MEETING
FORM 10-K AND OTHER MATTERS
OTHER MATTERS